Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TerraForm Power, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

McLean, Virginia

March 12, 2015